Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of February 6, 2009 (the “Effective Date”), is entered into by and between ELANDIA INTERNATIONAL INC., a Delaware corporation (the “Borrower”), and STANFORD INTERNATIONAL BANK LTD., an Antiguan banking corporation (the “Lender”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Credit Agreement (defined below).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain (i) Credit Agreement, dated as of July 21, 2008, (ii) First Amendment to Credit Agreement dated as of September 5, 2008, (iii) Fourth Amendment to Preferred Stock Purchase Agreement and Second Amendment to Credit Agreement dated as of September 17, 2008, and (iv) Third Amendment to Credit Agreement dated as of November 14, 2008 (the foregoing amendments together with the original Credit Agreement, collectively, the “Credit Agreement”), whereby the Lender committed to loan the Borrower up to $40,000,000 on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Borrower and the Lender wish to amend the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Termination of the Credit Agreement.

As of the Effective Date, all of the principal, interest and fees owing by the Borrower to the Lender under the Credit Agreement and all related loan and collateral documents as of the Effective Date will have been paid, satisfied and discharged The Borrower hereby acknowledges and agrees that, pursuant to its notice heretofore delivered to the Lender regarding the termination of all the commitments and reduction of the outstanding principal amount of all Loans, together with all accrued interest thereon to zero, and the termination of the Credit Agreement and all the other Loan Documents, the Borrower has no right to request, and shall not request, any such credit extension under the Credit Agreement.

2. Termination of the Loan Documents.

As of the Effective Date, the Loan Documents, as further described on Exhibit A hereto, are terminated and cancelled and all respective parties thereto are released and discharged from their obligations thereunder.

3. Effect of Termination.

Based upon the foregoing, upon the execution and delivery of this Amendment (the “Effective Time”):

(i) all indebtedness of the Borrower for credit extended under the Credit Agreement shall be fully paid and discharged through the conversion of all such indebtedness into shares of Series B Convertible Preferred Stock of the Borrower pursuant to the Modification Agreement by and between the parties dated the date hereof;

(ii) all unfunded commitments to make loans or otherwise extend credit to the Borrower under the Credit Agreement shall be deemed terminated;

(iii) all guarantees granted by the Guarantors under the Credit Agreement to the Lender for the benefit of the Lender shall be released and discharged;

(iv) all security interests and other liens granted to or held by the Lender under the Securities Pledge Agreements for the benefit of the Lender shall be forever satisfied, released and discharged;

(v) all Collateral pledged under the Security Documents that is in the possession of the Lender shall be delivered to the Borrower or to such persons as the Borrower shall direct in writing;

(vi) all reimbursement obligations of the Borrower and all reimbursement obligations of the Lender, in each case under the Credit Agreement shall be released and discharged;

(vii) the Borrower shall be, and hereby is, authorized to file such Uniform Commercial Code termination statements and other release documents as it shall deem reasonably necessary to give effect to such release; and

(viii) all Loan Documents shall terminate and have no further force or effect.

4. Miscellaneous.

(i) In the event of any conflict between the terms or provisions of this Amendment and the Credit Agreement, then this Amendment shall prevail in all respects.

(ii) The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

(iii) Each party shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Amendment and consummation of the transactions contemplated herein.

(iv) This Amendment shall become effective only when signed by the Lender and accepted by the Borrower in the space provided below. Delivery of an executed signature page of this letter agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart hereof.

(v) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Pete R. Pizarro
Chief Executive Officer

LENDER:

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

EXHIBIT A

Cancelled Loan Documents

1. Amended and Restated Promissory Note dated November 14, 2008 (in the original principal amount of $40,000,000)

2. Guaranty of eLandia South Pacific Holdings, Inc.

3. Guaranty of eLandia Technologies, Inc.

4. Pledge Agreement executed by eLandia dated October 17, 2008 relating to equity interests in eLandia South Pacific Holdings, Inc., AST Telecom, LLC and eLandia Technologies, Inc.

5. Pledge Agreement executed by eLandia Technologies, Inc. dated October 17, 2008 relating to certain membership interests in Pac-rim Redeployment, LLC and American Samoa Hawaii Cable, LLC

6. Pledge Agreement executed by eLandia South Pacific Holdings, Inc. dated October 17, 2008 relating to equity interests in eLandia Datec Acquisition, Ltd.